UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 20, 2023

MDB Capital Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-41751	87-4366624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14135 Midway Road, Suite G-150

Addison, TX 75001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 526-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, representing Limited Liability Interests	MDBH	Nasdaq Capital Market as of September 21, 2023

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

MDB Capital Holdings, LLC (“Company”) previously disclosed that because it was a “controlled company” under the Nasdaq Rules 5600 et. seq., it would not be required to hold annual meetings of its stockholders. This is not a correct statement of the Nasdaq Rules, and under the listing rules, the Company is required to, and will hold, annual meetings of its holders of Class A Stock and Class B Stock, where the two classes will vote together on all matters, including the election of directors, as set forth in the Operating Agreement of the Company.

The Operating Agreement of the Company also provides in Section 7.2 thereof, that the Company will hold an annual meeting for the election of directors and such other business as may be lawfully brought before the annual meeting, as called by a resolution of the directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2023	MDB Capital Holdings, LLC

	By	/s/ Mo Hayat
Mo Hayat
Chief of Entrepreneurship &Operations